EXHIBIT 10.3
STAGE STORES, INC.
AMENDED AND RESTATED 2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

ARTICLE I:  PURPOSE AND ELIGIBILITY

1.1  PURPOSE OF PLAN.  The purpose of this Plan is to advance the interests of Stage Stores, Inc., a Nevada corporation, and its subsidiaries and affiliates, and to reward, retain and attract non-employee Directors of the Company, to provide non-employee Directors with the opportunity to align their interests with those of the shareholders of the Company, and to enable non-employee Directors to enhance their retirement security by permitting them to enter into annual agreements to defer certain Director fees.

1.2  EFFECTIVE DATE AND TERM.  This Plan was adopted effective May 29, 2003 and amended and restated effective December 19, 2008.  The Company hereby amends and restates this Plan effective March 28, 2012.  This Plan shall remain in effect until terminated by action of the Board, or until all Directors have received all amounts to which they are entitled hereunder, if earlier.

1.3  ELIGIBILITY TO PARTICIPATE IN THE PLAN.  Any individual who becomes a Director while this Plan is in effect, and who is not also an employee of the Company, is eligible to participate in this Plan.

1.4  STOCK RESERVED.  The Company shall at all times during the term of this Plan reserve and keep available the number of shares of Common Stock as will be sufficient to satisfy the provisions of this Plan.  There may be issued under this Plan an aggregate of not more than 100,000 shares of Common Stock, subject to adjustment as provided in Section 6.1 of this Plan.  Common Stock issued pursuant to this Plan may be authorized but unissued shares, treasury shares, or any combination thereof.  If any Common Stock issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights is reacquired by the Company pursuant to such rights, or if any Deferred Stock Units are not converted into Common Stock that would otherwise have been issuable under this Plan, such shares of Common Stock relating thereto will be available for issuance under this Plan.  If there is any change in the shares of Common Stock, as by stock splits, reverse stock splits, stock dividends or recapitalization, the number of shares of Common Stock which may be issued under this Plan shall be appropriately adjusted.

ARTICLE II:  DEFINITIONS

2.1  CERTAIN DEFINED TERMS.  For all purposes of this Plan, the terms listed below are defined as follows:

      (a)  "Account" has the meaning as set forth in Section 6.5.1 of this Plan.

(b)  "Beneficiary" means the person, persons or legal entity entitled to receive benefits under this Plan which become payable in the event of the Director's death.

(c)  "Board" means the Board of Directors of the Company.

(d)  "Calculation Date" means the first day of a Term Year.

(e)  "Common Stock" means the $0.01 par value common stock of the Company.

(f)  "Company" means Stage Stores, Inc., a Nevada corporation.

(g)  "Deferral" means the annual amount of Total Annual Retainer Fees that a Director elects to defer pursuant to a properly executed written election.

(h)  "Deferred Director Fee Plan" means the plan set forth in Article VI of this Plan whereby the Directors may defer certain director fees under this Plan.

(i)  "Deferred Stock Unit" has the meaning as set forth in Section 6.1 of this Plan.

(j)  "Deferred Stock Unit Amount" has the meaning as set forth in Section 6.1 of this Plan.

(k)  "Director" means a current non-employee member of the Board of Directors of Stage Stores, Inc., or a former non-employee member who retains the rights to benefits under this Plan.

(l)  "Hardship" means a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or a dependent of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.  The circumstances that will constitute a Hardship will depend upon the facts of each case, but, in any case, payment shall not be made in the event that such Hardship is or may be relieved:

(1)           through reimbursement or compensation by insurance or otherwise or

(2)           by liquidation of the Director’s assets, to the extent that liquidation of such assets would not itself cause severe financial hardship,

(m)  "Payment Date" means each date Total Annual Retainer Fees are payable to a Director as set forth in Article III or otherwise, which is currently the first day of each month.

(n)  "Plan" means the Stage Stores, Inc. 2003 Non-Employee Director Equity Compensation Plan as amended and restated by the Stage Stores, Inc. Amended and Restated 2003 Non-Employee Director Equity Compensation Plan set forth herein and as it may be amended from time to time.

(o)  "Plan Administrator" means the individual or committee appointed by the Company to administer the Plan.

(p)  "Plan Year" shall commence on January 1 and end on December 31 of each year.

(q)  "Restricted Stock" means shares of Common Stock granted in accordance with Article IV of this Plan.

(r)  "Separation from Service" means the date a Director ceases to be a member of the Board.  The determination of whether a “Separation from Service” has occurred shall be made in accordance with the meaning of “separation from service” under Section 409A of the Code.

(s)  "Term Year" means the twelve month period beginning on the first day of each term served by a Director, and in the event a term is for two or more years, each twelve month period beginning on the anniversary date of the first day of such term.

(t)  "Total Annual Retainer Fees" means the sum of a Director’s Annual Retainer, Chairman Retainer, Special Board Meeting Fees, Committee Meeting Fees, Committee Chairman Fee, and such other compensation as the Board may deem appropriate, as applicable.

ARTICLE III:  DIRECTOR COMPENSATION UNDER THIS PLAN

3.1    ANNUAL RETAINER.  Directors shall receive an Annual Retainer (currently $50,000, but subject to modification), which shall be earned and paid pro rata over their term at the beginning of each month.  The Annual Retainer is intended to compensate the Director for attendance at regularly scheduled quarterly Board meetings (may be by teleconference) as well as consultation and participation in teleconference meetings held for periodic Board updates.

3.2           CHAIRMAN RETAINER.  In addition to the Annual Retainer to which all Directors are entitled, the Chairman shall also receive a $100,000 Retainer (the “Chairman Retainer”), which shall be earned and paid pro rata over his or her term at the beginning of each month.  The Chairman Retainer is intended to compensate the Chairman for the additional duties set forth in the Company’s Corporate Governance Guidelines.

3.3           SPECIAL BOARD MEETING FEES.  Directors shall receive a Special Board Meeting Fee (currently $1,500 per meeting, but subject to modification) for their preparation and attendance at special meetings of the Board (may be by teleconference) called for the purpose of specific actions by the Board (consents, resolutions, etc.) and held at times other than in conjunction with regular quarterly meetings of the Board.  No additional meeting fee is to be paid for attendance at regular quarterly board meetings.

3.4           COMMITTEE MEETING FEES.  Directors shall receive (a) a Regular Committee Meeting Fee (currently $1,000 per meeting but subject to modification) for their preparation and attendance at regular quarterly meetings of the Committees on which they serve (may be by teleconference), and (b) a Special Committee Meeting Fee (currently $1,000 per meeting but subject to modification) for (i) their preparation and attendance at Committee meetings (may be by teleconference) called for the purpose of specific actions by their

Committees (consents, resolutions, etc.) and held at times other than in conjunction with regular quarterly meetings of their Committees, and (ii) their preparation and attendance at “ad hoc” Board Committee assignments held at times other than in conjunction with regular quarterly meetings of their Committees or the Board.

3.5           COMMITTEE CHAIRMAN FEE.  The Chairman of each Board Committee shall receive an annual Committee Chairman Fee (currently $17,500 in the case of the Audit Committee, $15,000 in the case of the Compensation Committee and $12,500 in the case of the Corporate Governance and Nominating Committees, but subject to modification), which shall be earned and paid pro rata over the Chairman’s term at the beginning of each month.

ARTICLE IV:  ELECTION TO RECEIVE RESTRICTED STOCK

4.1  RESTRICTED STOCK ELECTION.  A Director shall have an option to receive his or her Total Annual Retainer Fees, or a portion thereof, in Restricted Stock.  To exercise this option, a Director must make an election in writing to the Plan Administrator to receive all or a portion of such Total Annual Retainer Fees in the form of Restricted Stock for the upcoming Term Year.  The election must be made during the thirty (30) day period immediately prior to the beginning of each Term Year.  With respect to a new Director, his or her initial election must be made no later than 30 days after the first day of his or her initial term as a Director.  An election, once made, is irrevocable for the applicable period to which it relates.  An election shall remain in force and effect for the applicable period to which such election relates and all subsequent Term Years unless changed during the thirty (30) day period prior to the beginning of a Term Year.

4.2  RESTRICTED STOCK.  The issuance of Restricted Stock in lieu of cash will be made by the Company on such terms and conditions as the Board may establish.  In any event, in order to receive Restricted Stock, a Director must, at a minimum, (a) make a Restricted Stock election as set forth in Section 4.1 above, and (b) execute a Shareholder Agreement by which he or she agrees not to sell any of the Restricted Stock until he or she leaves the Board.  The number of shares of Restricted Stock to be issued to a Director during a Term Year shall be computed as follows:

The amount of a Director’s Total Annual Retainer Fees payable to the Director for the Term Year which such Director has elected to receive as Restricted Stock divided by the average of the high and low prices of the Common Stock for the five trading days prior to the Calculation Date;  provided, however, in the event of an increase in the amount of a Director’s Total Annual Retainer Fees during a Term Year, the number of shares of Restricted Stock to be issued to that Director shall be the increased amount (incremental increase) of the Director’s Total Annual Fees times the portion of the Total Annual Fees which the Director has elected to defer at the beginning of the Term Year divided by the average of the high and low prices of the Common Stock for the five trading days prior to the effective date of the increase, which effective date shall be no less than thirty (30) calendar days after the increase has been approved by the Board.  No fractional shares will be credited.  The excess deferred Total Annual Retainer Fees will be carried over to the next Payment Date for the purpose of computing the number of shares of Restricted Stock to be issued at such subsequent Payment Date.  One-twelfth (1/12) of the number of shares of Restricted Stock so computed shall be issued to the Director on each Payment Date during the Term Year.

The number of shares of Restricted Stock issued to a Director shall be adjusted, as appropriate, to reflect any stock split, any dividend payable in shares of Common Stock, any recapitalization of the Company or any reorganization of the Company.

Any Restricted Stock certificate issued to a Director in lieu of cash shall bear restrictive legends consistent with the terms and conditions established by the Board for the issuance of the Restricted Stock as well as such other restrictive legends as may be required by law or SEC regulation and shall be in a form substantially as follows:

The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act.  The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.  In addition, the rights and obligations of the holder of this Certificate, and the ability of the holder to transfer the Shares represented by this Certificate, are subject to the terms and conditions of a Shareholder Agreement, a copy of which can be obtained from the Company upon written request.

The amount of any Total Annual Retainer Fees which the Director has designated to be used for the acquisition of Restricted Stock under this Plan shall be credited toward the Director’s obligation to develop and maintain a stock position in the Company with an original investment of at least four times the Annual Retainer within three years of his or her initial election to the Board or as otherwise set forth in the Company’s Corporate Governance Guidelines.

ARTICLE V:  ELECTION TO DEFER

5.1  ANNUAL DEFERRAL ELECTION.  A Director shall have an option to defer his or her Total Annual Retainer Fees, or a portion thereof, under the provisions of Article VI below.  To exercise this option, a Director must make an election in writing to the Plan Administrator to defer all or a portion of such Total Annual Retainer Fees for the upcoming Plan Year.  The election must be made during the thirty (30) day period immediately prior to the beginning of each Plan Year.  With respect to a new Director, his or her initial deferral election must be made no later than 30 days after the first day of his or her initial term as a Director.  An election, once made, is irrevocable for the applicable period to which it relates.  An election shall remain in force and effect for the applicable period to which such election relates and all subsequent Plan Years unless changed during the thirty (30) day period prior to the beginning of a Plan Year.

ARTICLE VI:  DEFERRED DIRECTOR FEES PLAN

6.1  DEFERRED BENEFIT TYPE.  The type of benefit available to the Directors is the Deferred Stock Unit.  For purposes of this Plan, each Deferred Stock Unit is deemed to be equivalent to one (1) share of the Common Stock of the Company.  The Deferred Stock Unit Amount is the value of the Deferred Stock Units credited to a Director's Account.  The number of Deferred Stock Units to be credited to a Director's Account shall be computed as follows:

The amount of a Director’s Total Annual Retainer Fees payable to the Director for the Plan Year which the Director has elected to defer divided by the average of the high and low prices of the Common Stock for the five trading days prior to the Calculation Date; provided, however, in the event of an increase in the amount of a Director’s Total Annual Retainer Fees during a Plan Year, the number of Deferred Stock Units to be credited to that Director’s Account shall be the increased amount (incremental increase) of the Director’s Total Annual Fees times the portion of the Total Annual Fees which the Director has elected to defer at the beginning of the Plan Year divided by the average of the high and low prices of the Common Stock for the five trading days prior to the effective date of the increase, which effective date shall be no less than thirty (30) calendar days after the increase has been approved by the Board.  No fractional shares will be credited.  The excess deferred Total Annual Retainer Fees will be carried over to the next Payment Date or the first trading day after the next dividend record date for the purpose of computing the number of Deferred Stock Units attributable to such subsequent Payment Date or the first trading day after the next dividend record date.  One-twelfth (1/12) of the number of Deferred Stock Units so computed shall be credited to the Director’s Account on each Payment Date during the Plan Year.

The amount of any Total Annual Retainer Fees which a Director has designated to be used for the acquisition of Deferred Stock Units under this Plan shall be credited toward the Director’s obligation to develop and maintain a stock position in the Company with an original investment of at least four times the Annual Retainer within three years of his or her initial election to the Board or as otherwise set forth in the Company’s Corporate Governance Guidelines.

The number of Deferred Stock Units to be credited to a Director's Account shall be adjusted, as appropriate, to reflect any stock split, any dividend payable in shares of Common Stock, any recapitalization of the Company or any reorganization of the Company.

A Director's Account shall be increased for cash dividends paid or payable on outstanding shares of Common Stock.  In the event that the Company declares a cash dividend on the Common Stock, each Director's Account balance shall be increased by an amount equal to the number of Deferred Stock Units credited to a Director's Account on the date the cash dividend is declared multiplied by the amount of the cash dividend payable by the Company per share of outstanding Common Stock.  The cash dividend amount shall then be converted into additional Deferred Stock Units as follows:

The cash dividend equivalent amount credited to a Director’s Account divided by the average of the high and low prices of the Common Stock for the first trading day after the record date of the dividend.  No fractional shares will be credited.  The excess cash dividend equivalent amount will be carried over to the next Payment Date or the first trading day after the next dividend record date for the purpose of computing the number of Deferred Stock Units attributable to such subsequent Payment Date or dividend record date.

6.2       DISTRIBUTION OF BENEFITS.

6.2.1           ELIGIBILITY FOR PAYMENT.  Distribution of benefits from this Plan shall be made no earlier than the Director's Separation from Service or in the event of an approved Hardship.

6.2.2           DISTRIBUTION DUE TO HARDSHIP.  A Director may request a cash distribution due to a Hardship by submitting a written request to the Plan Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as a Hardship.  The Plan Administrator shall have the authority to require such evidence as he or she deems necessary to determine if a distribution is warranted.  If an application for a distribution due to a Hardship is approved, the distribution is limited to an amount sufficient to meet the Hardship.  The allowed distribution shall be payable in cash within 60 days after approval of the distribution.  The number of Deferred Stock Units credited to the Account of a Director who receives a Hardship distribution shall be reduced by the amount of the cash Hardship distribution divided by the average of the high and low prices of the Common Stock for the five trading days prior to the date of the Hardship distribution.

6.2.3           COMMENCEMENT OF DISTRIBUTIONS.

(a)  Separation from Service.  Distribution of benefits to a Director under this Deferred Director Fees Plan shall commence thirty (30) days after the end of the month of the Director’s Separation from Service, unless the Director makes a one-time irrevocable election to defer the commencement of the benefits to a specified later date that is at least five (5) years after the date payment would have otherwise commenced and that election is made at least twelve (12) months before the date of the Director's Separation from Service.

(b)  Specified Date.  A Director may elect at the time of deferral that a distribution of amounts deferred commence on any determinable future date.  Provided, however, that if a Director Separates from Service such amounts shall be paid upon Separation from Service as provided in Section 6.2.3(a) above.

6.2.4           FORFEITURE OF BENEFITS.  Notwithstanding anything in this Plan to the contrary, the right of a Director or Beneficiary to receive future payments of either cash or Common Stock under this Deferred Director Fees Plan shall be forfeited upon the Director ceasing to be a Director for cause.  For purposes of this Plan, “for cause” shall mean a Director’s (a) conviction of, or plea of nolo contendere or guilty to, any criminal violation involving dishonesty, fraud or moral turpitude; (b) gross negligence; (c) willful and serious misconduct; (d) breach of trust or fiduciary duty in the performance of his or her duties or responsibilities; or (e) willful failure to comply with reasonable directives and policies of the Board.

              6.3  METHOD AND FORM OF BENEFIT DISTRIBUTIONS.

6.3.1           GENERAL.  The Director’s Account shall be payable in a single lump sum payment.  A Director or Beneficiary may elect whether the Account will be paid in the form of cash or common stock, subject to the Plan Administrator's approval, of distribution of his or her benefits at any time at least thirty (30) days before his or her Separation from Service, by notifying the Plan Administrator in writing of his or her election.

6.3.2           CASH DISTRIBUTION ELECTION.  Subject to the Plan Administrator's approval, a Director or Beneficiary may elect a cash distribution of his or her Deferred Stock Unit Amount plus the balance of all other funds credited to his or her Director’s Account.  With regard to cash distributions under this Deferred Director Fees Plan, the Deferred Stock Unit Amount shall be computed as follows:

The Deferred Stock Units credited to the Director’s Account multiplied by the average of the high and low prices of the Common Stock for the five trading days prior to the date of distribution.

6.3.3           COMMON STOCK DISTRIBUTION ELECTION.  Subject to the Plan Administrator's approval, a Director or Beneficiary may elect a Common Stock distribution of the entire Deferred Stock Unit Amount reflected in the Director's Account.  The number of shares of Common Stock to be distributed shall be equal to the number of Deferred Stock Units credited to the Director's Account.  The shares of Common Stock to be distributed may be treasury shares, or authorized but unissued shares or a combination of both.  Any additional funds remaining in the Director's Account shall be distributed in a single lump sum cash payment.

All certificates for shares of Common Stock issued pursuant to this Plan for the Deferred Stock Unit Amount shall bear restrictive legends consistent with the terms and conditions established by the Board for the issuance of the Restricted Stock as well as such other restrictive legends as may be required by law or SEC regulation and shall be in a form substantially as follows:

The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act.  The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

In the event the Company determines that the distribution of Common Stock does not qualify under an appropriate exemption from the registration requirements of state and federal securities laws or that the distribution of Common Stock would result in a violation of banking regulatory laws, the Company shall not have an obligation to issue the Common Stock and the Director's or Beneficiary's benefit under this Plan shall be limited to the cash value of the Deferred Stock Unit Amount as determined under Section 6.3.2 plus the balance of all other funds credited to the Director’s Account.

6.3.4           FAILURE TO MAKE ELECTION BETWEEN CASH OR COMMON STOCK.  If a Director or Beneficiary fails to elect a form of distribution before thirty (30) days preceding the Director’s Separation from Service, benefits shall be paid in cash to the Director or Beneficiary in the amount determined under Section 6.3.2.

                6.4   BENEFICIARY INFORMATION.

6.4.1           DESIGNATION.  A Director shall have the right to designate a Beneficiary, and amend or revoke such designation at any time, in writing.  Such designation, amendment or revocation shall be effective upon receipt by the Plan Administrator.

6.4.2           FAILURE TO DESIGNATE A BENEFICIARY.  If a Director fails to designate a Beneficiary, or if no designated Beneficiary survives the Director and the benefits are payable following the Director's death, the Plan Administrator shall direct that payment of the benefits be made to the Director's estate.

         6.5   ACCOUNTS.

6.5.1           ACCOUNTS.  The Plan Administrator shall maintain a ledger account (the "Account") on behalf of each Director.  The Account shall be maintained to reflect the cumulative value of the Account.  Upon the written request by a Director, the Plan Administrator shall provide a written accounting of the Director's Account within thirty (30) days of the written request.

6.5.2           OWNERSHIP OF ASSETS.  All amounts of Director fees deferred under this Plan shall remain, until made available to the Director or Beneficiary, solely the property of the Company and shall be subject to the claims of the Company's general creditors.

6.5.3           NO RIGHTS AS A SHAREHOLDER.  No Director or Beneficiary shall have any voting or other rights as a shareholder of the Company with respect to the Deferred Stock Units credited to the Director’s Account.

6.5.4           GRANTOR TRUST.  The Company may, but is not obligated to, establish at any time, in its sole discretion, a grantor trust to be utilized in conjunction with this Deferred Director Fees Plan.

6.5.5           NONQUALIFIED AND UNFUNDED.  This Deferred Director Fees Plan is a nonqualified and unfunded deferred compensation plan.  It is intended to qualify for certain exemptions under Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE VII:  PLAN ADMINISTRATION, AMENDMENT OR TERMINATION

7.1  PLAN ADMINISTRATION.  The Board shall be responsible for appointing a Plan Administrator to administer the Plan.  The Plan Administrator may be any individual or a committee authorized to act collectively on behalf of this Plan.  The Plan Administrator shall have sole discretionary responsibility for the operation, interpretation and administration of this Plan.  Any action taken on any matter within the discretion of the Plan Administrator shall be final, conclusive and binding on all parties.  In order to discharge its duties hereunder, the Plan Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules and regulations necessary to administer this Plan, to delegate ministerial duties and to employ such outside professionals as may be required for prudent administration of this Plan.  The Plan Administrator shall also have authority to enter into agreements on behalf of the Company necessary to implement this Plan.

7.2  AMENDMENT OF PLAN.  The Company shall have the right to amend this Plan, at any time and from time to time, in whole or in part; however, (a) no amendment may decrease the amount credited to a Director's Account prior to such amendment, and (b) no amendment shall be effective unless and until the same is approved by the shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of this Plan under applicable law.  Shareholder approval shall be required to increase the aggregate number of shares of Common Stock that may be issued under this Plan.  The Company shall notify each Director in writing of any Plan amendment.

7.3  TERMINATION OF PLAN.  Although the Company has established this Plan with the intention and expectation to maintain this Plan indefinitely, the Company may terminate or discontinue the Plan at any time without any liability for such termination or discontinuance.  Upon Plan termination, all Deferrals shall cease.  The Company may terminate the Plan within the parameters and limitations imposed by Section 409A of the Code.

ARTICLE VIII:  MISCELLANEOUS

8.1  ASSIGNMENT.  Neither a Director, a Beneficiary nor their heirs shall have any right to commute, encumber, dispose of, assign or transfer the right to the benefits under this Plan, except as expressly consented to by the Plan Administrator which consent may be withheld in its sole discretion.  Any attempt to commute, encumber, dispose of, assign or transfer such benefits in violation of this section is void.  To the extent permitted by law, the right of any Director or Beneficiary in any benefit or to any payment under this Plan shall not be subject in any manner to attachment or other legal process for the debts of that Director or Beneficiary.

8.2  TAXES AND WITHHOLDING.  Directors shall be responsible for the payment of all applicable Federal, state and local taxes arising from the benefits hereunder, and if applicable, the Company shall withhold from the distribution of such benefits any and all taxes as required by law.

8.3  CHANGE OF CONTROL.  In the event of a Change of Control, each Director’s Account shall be payable in a lump sum within 60 days of the Change of Control.  For purposes of this Plan, a “Change in Control” shall be deemed to have occurred:

(a) on such date within the 12-month period following the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that represents twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (the “Trigger Date”), that a majority of the individuals who, as of the Trigger Date, constitute the Board (the “Incumbent Board”) are replaced by new members whose appointment or election is not endorsed by a majority of the members of the Incumbent Board before the date of such appointment or election;

(b) as of the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that, together with stock held by such person or group, constitutes more than 50% of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control; or

(c) the date any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of the assets of the Company, except for any sale, lease exchange or transfer resulting from any action taken by any creditor of the Company in enforcing its rights or remedies against any assets of the Company in which such creditor holds a security interest.  Provided further, a transfer of assets by the Company shall not be treated as a Change in Control if the assets are transferred to:

(i)           A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)           An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)           A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)           An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii) herein.

For purposes of subsection (c) and except as otherwise provided in paragraph (i), a person’s status is determined immediately after the transfer of the assets.

8.4  ENTIRE AGREEMENT.  This Plan supersedes all plans or agreements previously made between the Company and the Directors relating to its subject matter.

8.5  SEVERABILITY.  Every part, term or provision of this Plan is severable from the others.  Notwithstanding any possible future finding by duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Plan has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

8.6  NOTICE.  Any notice to be delivered under this Plan shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or Director at their last known address.

8.7  GOVERNING LAW.  This Plan shall be construed in accordance with and governed by the applicable Federal law and, to the extent otherwise applicable, the laws of the State of Nevada.

8.8  HEADINGS.  The headings in this Plan are for convenience only and shall not be used to interpret or construe the provisions.

8.9  NO RIGHT TO REMAIN DIRECTOR.  Nothing in this Plan shall confer upon any Director the right to remain a member of the Board or affect any right which the Company or its shareholders may have to not renominate, re-elect or to remove a Director as a member of the Board.